Guaranty, dated as of the 10th day of December, 1997
               that amends the Limited Guaranty made by NRG Energy for the benefit of Cogen, LLC dated September 19, 1997.

                                                 Exhibit 10.27.18




               FIRST AMENDMENT TO LIMITED GUARANTY


       THIS FIRST AMENDMENT to the Limited Guaranty (the "Amendment") is made as of the 10th day of December, 1997 and amends the Limited Guaranty made by NRG Energy, Inc., a Delaware corporation (the "Guarantor") for the benefit of NRG (Morris) Cogen, LLC, a Delaware limited liability company (the "Principal") dated September 19, 1997 (the "Limited Guaranty"). Terms not defined herein shall have the meaning ascribed to them in the Limited Guaranty.

                      W I T N E S S E T H:

     WHEREAS, the Guarantor has made the Limited Guaranty for the benefit of the Principal;

      WHEREAS, the Guarantor and Principal have agreed to amend the Limited Guaranty as set forth below;

     NOW, THEREFORE, the parties hereto hereby agree as follows:

                           Section 1.
                     Amendment to Section 13

1. Section 13 of the Limited Guaranty is hereby amended to read as follows:

     "13.  Expiration  of Guaranty.  This Guaranty  shall  expire upon the earliest of
          (a) the payment by the Guarantor of the maximum amount of Guaranteed Obligations set forth in Section 1 above;
          (b) expiration of the term of the O&M Agreement if no claim has been made by Principal against Guarantor prior to such expiration; provided, however, that Principal may make claims against Guarantor under this Guaranty that arose prior to the expiration of the O&M Agreement for a period of one hundred twenty (120) days after the expiration of the O&M Agreement; or (c) delivery by Operator to Principal of a letter of credit or substitute guaranty, in each case in form and substance satisfactory to Principal, in an amount equal to the remaining obligation of Guarantor hereunder. No extension of the Guaranty shall be effective unless evidenced by written amendment signed by the Guarantor."

                           Section 2.
                          Miscellaneous

2. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Amendment shall be governed by and construed in accordance with the laws of Minnesota, without giving effect to its provisions regarding conflict of laws. Except as
specifically  amended  hereby  the  provisions  of  the   Limited
Guaranty shall continue in full force and effect. This Amendment contains the entire agreement between the parties hereto as to amendment of the Limited Guaranty, and any representations, endorsements, promises or arrangements, including those contained in any prior drafts of this Amendment, if not embodied herein, shall not be of any force or effect.

3. This Amendment is effective upon the later of (i) the date on which written consent to this Amendment is given by The Chase
Manhattan Bank, as agent for Principal's Lenders, and (ii) the date of this Amendment.

      IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representative to execute this Amendment as of the day and year first written above.

NRG Energy, Inc.



By:/s/ Craig Mataczynski
Name:  Craig A. Mataczynski
Title:  Vice President